Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION
AMENDMENT NUMBER FOUR
to the
MASTER REPURCHASE AGREEMENT
dated as of September 4, 2019,
between
ROCKET MORTGAGE, LLC, as Seller
and
CITIBANK, N.A., as Buyer

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 24th day of June, 2022 (the “Amendment Effective Date”), between ROCKET MORTGAGE, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of September 4, 2019, between Seller and Buyer, as such agreement may be further amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
RECITALS
WHEREAS, Buyer and Seller agree to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:
(a)Section 2 of the Agreement is hereby amended by adding the following definitions of “Alternate Rate”, “Alternate Rate Transaction”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Date”, “Benchmark Unavailability Period”, “Conforming Changes”, “Determination Date”, “Federal Reserve Board”, “Periodic Term SOFR Determination Day”, “Price Differential Accrual Period”, “Prime Rate”, “Qualified Mortgage Loan”, “Rebuttable Presumption Qualified Mortgage Loan”, “Safe Harbor Qualified Mortgage Loan”, “SOFR Administrator”, “SOFR Rate”, “SOFR Transaction”, “Term SOFR Administrator”, “Term SOFR Reference Rate”, “Unadjusted Benchmark Replacement” and “U.S. Government Securities Business Day” in the appropriate alphabetical order:
“Alternate Rate” shall mean, with respect to each Price Differential Accrual Period, (a) the per annum rate of interest of the applicable Benchmark Replacement, determined by Buyer for such Price Differential Accrual Period, plus (b) the Applicable Margin.
“Alternate Rate Transaction” shall mean a Transaction with a Pricing Rate based on the Alternate Rate.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer\ giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or
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then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.
“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
“Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Section 3(e)(ii)(E)(1) (rather than pursuant to Section 3(e)(ii)(C)), each (if any) Price Differential Accrual Period for which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining the component of the Pricing Rate based on Term SOFR (or the then-current Benchmark if the applicable Transaction is then an Alternate Rate Transaction) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) it is unlawful to use the then-current Benchmark to determine the applicable Pricing Rate for any Price Differential Accrual Period.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day,” “Determination Date,” “Price Differential Accrual Period,” “Repurchase Date,” and “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, preceding and succeeding business day conventions and other administrative or operational matters) that Buyer determines may be appropriate or necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Program Documents).
“Determination Date” shall mean, with respect to any Transaction for any Price Differential Accrual Period, (a) if such Transaction is a SOFR Transaction, the Periodic Term SOFR Determination Day for such Price Differential Accrual Period, or (b) if such Transaction is

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an Alternate Rate Transaction, the date and time determined by Buyer in accordance with the Conforming Changes.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”
“Price Differential Accrual Period” shall mean, with respect to any Transaction, the period commencing on the Purchase Date with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date.
“Prime Rate” shall mean rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. If more than one such “Prime rate” is published in The Wall Street Journal for a day, the average of such “Prime rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime rate” for the U.S., Buyer shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Buyer shall select a comparable interest rate index. Notwithstanding the foregoing, in no event will the Prime Rate be deemed to be less than zero.
“Qualified Mortgage Loan” shall mean a Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.
“Rebuttable Presumption Qualified Mortgage Loan” shall mean a Qualified Mortgage Loan with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.
“Safe Harbor Qualified Mortgage Loan” shall mean a Qualified Mortgage Loan with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Rate” shall mean the sum of (a) Term SOFR applicable to such Price Differential Accrual Period and (b) the Applicable Margin.
“SOFR Transaction” shall mean a Transaction with a Pricing Rate based on the SOFR Rate.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(b)Section 2 of the Agreement is hereby amended by deleting the definitions of “Benchmark”, “Benchmark Replacement”, “Benchmark Transition Event”, “Change in Law”, “Post-Default Rate”, “Pricing Rate”, “H.15 (519)”, “Relevant Governmental Body”, “SOFR”, “Term SOFR” and “Uniform Commercial Code” in their entirety and replacing them with the following, respectively:
“Benchmark” shall mean, (a) initially, the Term SOFR Reference Rate; and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement. Notwithstanding anything to the contrary herein, Buyer shall have the sole discretion to re-set the Benchmark to the then quoted rate thereof on a daily basis.
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement for any Price Differential Accrual Period be deemed to be less than zero.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned

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with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Change in Law” means the occurrence after the date of this Agreement of (i) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment, mandate or treaty, (ii) any change in any law, rule, regulation, mandate or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, mandate, regulation or treaty, or (iii) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that, notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued (each of (x) and (y), a “DF/Basel Change”), it being agreed and understood that, notwithstanding any of the foregoing, to the extent that (A) any DF/Basel Change has been fully enacted, adopted and issued prior to the Effective Date and (B) there is no change in the terms of such DF/Basel Change or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof after the date hereof, then such DF/Basel Change shall not be deemed to be a “Change in Law”.
“H.15 (519)” means the weekly statistical release designated as such at http://www.federalreserve.gov/releases/h15/update/default.htm, or any successor publication, published by the Federal Reserve Board.
“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount payable under the Agreement or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum, during the period from and including the due date thereof to but excluding the date on which such amount is paid in full, equal to (a) [***], plus (b) (i) the Pricing Rate otherwise applicable to the applicable Purchased Loan or other amount (which amount shall include the Applicable Margin), or (ii) if no rate is otherwise applicable, (A) the greater of (1) [***] and (2) Term SOFR (or the applicable Benchmark Replacement) determined by Buyer as of the Determination Date for such Price Differential Accrual Period, plus (B) the highest amount specified under the definition of Applicable Margin.
“Pricing Rate” shall mean, with respect to each Price Differential Accrual Period, a rate per annum equal to the sum of (a) the greater of (i) [***] and (ii) Term SOFR (or the applicable Benchmark Replacement) determined by Buyer as of the Determination Date for such Price Differential Accrual Period, plus (b) the Applicable Margin; provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Pricing Rate shall be limited to the maximum rate permitted by applicable law.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“Term SOFR” shall mean, with respect to each day in a Price Differential Accrual Period, the Term SOFR Reference Rate determined daily for a one-month period on such day (such day, the “Periodic Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term

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SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
(c)Section 2(a) of the Agreement is hereby amended by deleting the definitions of “Available Tenor”, “Benchmark Replacement Conforming Changes”, “Daily Simple SOFR”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “Floor”, “Qualified Mortgage” and “USD LIBOR” in their entirety.
(d)Section 3 of the Agreement is hereby amended by deleting Section 3(e) in its entirety and replacing it with the following:
(e)    Pricing Rate.
(i)Generally. Price Differential on any outstanding Transaction shall accrue daily from the Effective Date at the Pricing Rate (or at the Post-Default Rate, if applicable) until repaid in accordance with the applicable terms and conditions hereof.
(ii)Determination of Pricing Rate.
(A)Pricing Rate. The Pricing Rate for each Transaction shall be based on: (1) the SOFR Rate with respect to the applicable Price Differential Accrual Period if the Transaction is a SOFR Transaction or (2) the Alternate Rate with respect to the applicable Price Differential Accrual Period if the Transaction is an Alternate Rate Transaction.
(B)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Program Document. Buyer will promptly notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(C)Benchmark Unavailability Period. During a Benchmark Unavailability Period, the component of the Pricing Rate based on Term SOFR (or the then-current Benchmark if the Transaction is then an Alternate Rate Transaction) shall during such Benchmark Unavailability Period be replaced with the Prime Rate.

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(D)Subject to the terms and conditions hereof, each Transaction shall be either a SOFR Transaction or an Alternate Rate Transaction, as applicable, and Seller shall pay the Price Differential for each such Transaction at the SOFR Rate or at the Alternate Rate, as applicable, for each day in the applicable Price Differential Accrual Period. Each determination by Buyer of the Pricing Rate shall be conclusive and binding upon Seller for all purposes, absent manifest error. If and to the extent part of the Conforming Changes, any change in the Pricing Rate hereunder due to a change in the Benchmark shall become effective as of the opening of business on the first day on which such change in the Benchmark shall become effective.
(E)Effect of Benchmark Transition Event.
(1)Notwithstanding anything to the contrary herein or in any other Program Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date for such other Benchmark) for any day in any Price Differential Accrual Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Program Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement).
(2)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Program Document.
(3)Buyer will promptly notify Seller of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, and/or (iv) any Benchmark Unavailability Period (the “Rate Change Notice”). Any determination, decision or election that may be made by Buyer pursuant to this Section 3(e), including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller.
(4)Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Transaction to an Alternate Rate Transaction.
(F)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (1) the administration, submission or any other matter related to Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (2) the

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composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to Term SOFR (or any other Benchmark) or have the same volume or liquidity as did Term SOFR (or any other Benchmark), (3) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 3(e), including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Conforming Changes, the delivery or non-delivery of any notices required by this Section 3(e) or otherwise in accordance herewith, and (4) the effect of any of the foregoing provisions of this Section 3(e).
(G)Seller Repayment. In the event that Seller determines that either the Benchmark Replacement or the Conforming Changes are unacceptable, Seller shall provide notice of same to Buyer within seventy-five (75) days of receipt of the Rate Change Notice and Seller shall have the right to terminate this Agreement, on or prior to the date that is ninety (90) days following receipt of such Rate Change Notice (such date, the “Optional Repayment Date”), without the imposition of any form of penalty, breakage costs or exit fees. In the event that Seller elects to terminate this Agreement in accordance with the foregoing, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, on or prior to the Optional Repayment Date.
(a)Section 3 of the Agreement is hereby amended by deleting Section 3(i)(ii) in its entirety and replacing it with the following:
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the Benchmark hereunder; or
(b)Section 6 of the Agreement is hereby amended by deleting the first sentence in Section 6(b) in its entirety and replacing it with the following:
(b)    If at any time the aggregate Market Value of all Purchased Loans subject to all outstanding Transactions plus any prior Margin Call cash and Substitute Loans then held by Buyer is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then subject to the last sentence of this paragraph, Buyer shall, by notice to Seller (a “Margin Call”), require Seller to transfer to Buyer cash or Substitute Loans approved by Buyer in its sole discretion so that the aggregate Market Value of the Purchased Loans, including any such cash or Substitute Loans and any prior Margin Call cash and Substitute Loans then held by Buyer, will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions.
(c)Section 27 of the Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:
The Seller’s obligations under Section 5, Section 12, Section 23, Section 25, and Section 45 and any other reimbursement or indemnity obligation of the Seller to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.
(d)Section 37 of the Agreement is hereby amended by deleting the reference to “Board of Governors of the Federal Reserve System” in the fifth sentence thereof in its entirety and replacing it with the phrase “Federal Reserve Board.”

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(e)Schedule 1 of the Agreement is hereby amended by deleting paragraph (ggg) thereof and replacing it with the following:
(ggg)    Qualified Mortgage. If such Loan is consummated on or after January 10, 2014, such Loan (other than a Permitted Non-Qualified Mortgage Loan) satisfies each of the following criteria (a)-(c) below:
(a)
(i)Such Loan is a Safe Harbor Qualified Mortgage Loan or Rebuttable Presumption Qualified Mortgage Loan, as defined in 12 C.F.R. § 1026.43(e)(2), which also meets the requirements for the safe harbor for verifying current or reasonably expected income or assets and current debt obligations, alimony, and child support in accordance with the specified external standards set forth in Paragraph 43(e)(2)(v)(B)-3 of the Official Staff Interpretations to Regulation Z; or
(ii)Such Loan is a Safe Harbor Qualified Mortgage Loan or Rebuttable Presumption Qualified Mortgage Loan, as defined in 12 C.F.R. § 1026.43(e)(4); or
(iii)Such Loan has an application taken on or before September 30, 2022, or such other earlier or later date as may be prescribed by the CFPB as the mandatory compliance date, and is a Safe Harbor Qualified Mortgage Loan or Rebuttable Presumption Qualified Mortgage Loan, as defined in 12 C.F.R. § 1026.43(e)(2) as it existed on February 26, 2021, which meets the requirements for calculating the total monthly debt to total monthly income ratio in accordance with Appendix Q to Regulation Z, as Appendix Q existed on February 26, 2021; or
(iv)Such Loan has an application taken on or before June 30, 2021, and is a Safe Harbor Qualified Mortgage Loan or Rebuttable Presumption Qualified Mortgage Loan, as defined in 12 CFR § 1026.43(e)(4)(ii)(A) as it existed on February 26, 2021, which meets the requirements for purchase or guarantee by Fannie Mae or Freddie Mac.
(b)    Such Loan is supported by documentation in the mortgage file that evidences compliance with the following: (i) 12 C.F.R. § 1026.43(e)(2); (ii) 12 C.F.R. § 1026.43(e)(4); (iii) 12 C.F.R. § 1026.43(e)(2) as it existed on February 26, 2021; or (iv) 12 CFR § 1026.43(e)(4)(ii)(A) as it existed on February 26, 2021; and
(c)    Such Loan has been accurately identified as the correct QM category in the mortgage loan schedule, data tape, or other applicable reporting format.
Section 2.Conditions Precedent; Effectiveness. This Amendment shall become effective on the date on which Buyer shall have received and Seller shall have completed, or shall have caused to be completed the following conditions (such date, the “Amendment Effective Date”):
(a)counterparts hereof duly executed by each of the parties hereto; and
(b)counterparts of that certain Amendment Number Seven to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.
Section 3.Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Four

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(including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.
Section 4.Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
Section 5.Binding Effect; Governing Law. This Amendment Number Four shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
Section 6.Counterparts. This Amendment Number Four may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment Number Four by signing any such counterpart. Each counterpart shall be deemed to be an original, and all counterparts shall constitute one and the same instrument. The parties agree this Amendment Number Four, any documents to be delivered pursuant to this Amendment Number Four and any notices hereunder may be transmitted between them by e-mail. The parties intend that electronically imaged signatures such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
Section 7.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

ROCKET MORTGAGE, LLC,
(Seller)

By: /s/ Brian Brown
Name:    Brian Brown
Title:    Treasurer

CITIBANK, N.A.
(Buyer)

By: /s/     Arunthathi Theivakumaran
Name:     Arunthathi Theivakumaran
Title:    Vice President

[Amendment Number Four to Master Repurchase Agreement (Citi-Rocket) (2022)]